EXHIBIT 10.3

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions XI, Inc.,
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from President, Secretary, Treasurer, and such resignation shall be effective immediately.

Said resignation is contingent and expressly conditioned upon (a) the sale of 22,350,000 shares of the Company’s common shares to Daniel Correa, PhD. and (b) the appointment of Daniel Correa, PhD. as a director and officer of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Daniel Correa PhD.

Dated as of March 7, 2011

/s/ Timothy Neher
Timothy Neher